UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2018

Commission File Number 001-35844
___________________________________
Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Pinnacle Foods Inc. (“Pinnacle” or the “Company”) prepared preliminary estimated unaudited selected financial results for the quarter ended September 30, 2018. Based on information currently available, the following are preliminary estimates for the quarter ended September 30, 2018:

•
Q3 2018 net sales are expected to be in the range of $740 million to $745 million, compared with net sales of $749.8 million in the third quarter of 2017. The approximate 1% decline in sales is primarily due to intensified competition, specifically in the Grocery segment, partially offset by ongoing growth in the Frozen segment, led by the Birds Eye franchise, which continued to drive the Company’s robust innovation program.

•
Q3 2018 net earnings are expected to be in the range of $67 million to $69 million, or $0.55 to $0.57 per diluted share. Adjusted net earnings are expected to be in the range of $93 million to $95 million or Adjusted diluted earnings per share of $0.77 to $0.79. Profitability was driven by strong continued execution of the Company’s productivity and cost management programs as well as a favorable tax rate versus the prior year period. GAAP and Adjusted earnings also include approximately $0.05 per share related to earlier than expected insurance recoveries from the 2017 Aunt Jemima recall, which had been previously incorporated into the Company’s full year guidance.

•
Q3 2018 Adjusted EBITDA is expected to be in the range of $177 million to $180 million, reflecting Adjusted gross margin expansion, which is inclusive of the aforementioned insurance recoveries and the strong productivity and cost management programs.

The results for the quarter ended September 30, 2018 are preliminary and unaudited and represent the most current information available to management. Our actual results may differ from these preliminary results due to the completion of our financial closing procedures, final adjustments, annual impairment analysis and other developments that may arise between the date of this prospectus supplement and the time that financial results for the quarter ended September 30, 2018 are finalized.
The preliminary results included herein have been prepared by, and is the responsibility of, our management. Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures

Pinnacle uses the following non-GAAP financial measures as defined by the SEC in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted EBITDA

•	Adjusted Net Earnings

•	Adjusted Diluted Earnings Per Share (EPS)

Adjusted EBITDA
Pinnacle defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude certain non-cash items, non-recurring items and certain other adjustment items permitted in calculating Covenant Compliance EBITDA under the Senior Secured Credit Facility and the indentures governing the Senior Notes. Adjusted EBITDA does not include adjustments for equity-based compensation and certain other adjustments related to acquisitions, both of which are permitted in calculating Covenant Compliance EBITDA.

Management uses Adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions and, in part, in the determination of cash bonuses for its executive officers and employees. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Pinnacle believes the presentation of Adjusted EBITDA provides investors with useful information, as it is an important component in measuring covenant compliance in accordance with the financial covenants and determining our ability to service debt and meet any payment obligations. In addition, Pinnacle believes that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. The Company has historically reported Adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Adjusted EBITDA should not be considered as an alternative to operating or net earnings (loss), determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

Adjusted Net Earnings and Adjusted Diluted Earnings per Share (EPS)
Adjusted Net earnings and related Adjusted diluted EPS is provided because Pinnacle believes they provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing its primary operating results from period to period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Adjusted net earnings and Adjusted diluted EPS is used by management for planning and budgeting and for monitoring and evaluating financial and operating results.

Forward Looking Statements

This document may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." Among other things, these forward-looking statements may include statements regarding the proposed combination of Pinnacle Foods and Conagra Brands; our beliefs relating to value creation as a result of a potential combination with Conagra Brands; the expected timetable for completing the transaction; benefits and synergies of the transaction; future opportunities for the combined company; and any other statements regarding Pinnacle Foods’s and Conagra’s future beliefs, expectations, plans, intentions, financial condition or performance. The words "estimates," "expects," "contemplates," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "may," "should" and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management's current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, deterioration of the credit and capital markets, industry trends, our leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, the timing and likelihood of completion of the proposed merger between Pinnacle Foods and Conagra Brands (the “proposed merger”), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the possibility that Pinnacle Foods’s stockholders may not approve the proposed merger, the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period, the risk that the businesses of Pinnacle Foods and Conagra Brands will not be integrated successfully, disruption from the proposed merger making it more difficult to maintain business and operational relationships, the risk that unexpected costs will be incurred, the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions and the other risks and uncertainties detailed in our filings, including our Form 10-K, with the Securities and Exchange Commission as well as Conagra Brads filings, including its Form 10-K, with the Securities and Exchange Commission. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We assume no obligation to update the information contained in this announcement except as required by applicable law.

 Reconciliation of Preliminary Non-GAAP Financial Measures
Three months ended September 30, 2018
(in millions, except per share)

	Net Sales	EBITDA	Net Earnings	Diluted Shares	Diluted EPS
Reported - Range	$740 - $745	$152 - $155	$67 - $69	120.2	$0.55 - $0.57
Acquisition, merger, restructuring, and all other costs - net of tax (1)	—	23.9	25.7	120.2	0.22
Non-cash items - net of tax (2)	—	0.6	0.5	120.2	0.00
Adjusted - Range	$740 - $745	$177 - $180	$93 - $95	120.2	$0.77 - $0.79

(1) Primarily relates to charges incurred as a result of the Merger Agreement
(2) Primarily represents non-cash losses resulting from mark-to-market obligations under derivative contracts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	October 9, 2018